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                                                                     EXHIBIT 4.2

                           COMMONWEALTH EDISON COMPANY

                                  $400,000,000

                 First Mortgage 6.15% Bonds, Series 98 Due 2012

                               PURCHASE AGREEMENT

                                                              New York, New York
                                                                   March 6, 2002

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
   As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     Commonwealth Edison Company, a corporation organized under the laws of the State of Illinois (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $400,000,000 principal amount of the Company's First Mortgage 6.15% Bonds, Series 98 Due 2012 (the "Securities"). The Securities are to be issued under the Company's Mortgage, dated as of July 1, 1923, as amended and supplemented through the date hereof, and as further supplemented by the Supplemental Indenture dated as of March 1, 2002 (the "Supplement") from the Company to BNY Midwest Trust Company, as trustee (the "Trustee") and D.G. Donovan as co-trustee (the "Co-Trustee"). As used herein, the term "Mortgage" refers to the Company's Mortgage referred to above together with any and all amendments or supplements thereto, including the Supplement. The Securities will have the benefit of a Registration Rights Agreement, dated as of the Closing Date (the "Registration Rights Agreement"), between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. Certain terms used herein are defined in Section 17 hereof.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon an exemption from the registration requirements of the Act.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 6, 2002 (as amended or supplemented at the Execution Time, including any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated March 6, 2002 (as amended or supplemented at the Execution Time, including any information incorporated by reference therein as of its date, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum

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and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (it being understood that the Company makes no representation or warranty with respect to the Representatives or any Initial Purchaser) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (it being understood that the Company makes no representation or warranty with respect to the Representatives or any Initial Purchaser) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities of the Company (except as contemplated by this Agreement).

          (f) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (g) The statements in the Final Memorandum under the headings "Description of Bonds" and "Exchange Offer; Registration Rights" fairly summarize the matters therein described.

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          (h)  This Agreement has been duly authorized, executed and delivered by the Company; the Mortgage has been duly authorized and, assuming due authorization, execution and delivery of the Supplement by the Trustee and due execution and delivery of the Supplement by the Co-Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Mortgage and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Mortgage (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (i) The Company has filed with the Illinois Commerce Commission a petition with respect to the issuance and sale of the Securities and said Commission has issued its order authorizing and approving such issuance and sale. No consent of or approval by any other public board or body or administrative agency, federal or state, is necessary in connection with the transactions contemplated by this Agreement, the Mortgage or the Registration Rights Agreement, except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and as may be required under the Act in connection with the transactions contemplated by the Registration Rights Agreement.

          (j) Neither the Company nor any significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("significant subsidiary") is in violation of its articles of incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound, except in each case to such extent as may be set forth in the Final Memorandum; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or any mortgage, contract, lease, note or other instrument to which the Company or any significant subsidiary is a party or by which it or any significant subsidiary may be bound, or any law, administrative regulation or administrative, arbitration or court order to which it is subject or bound.

          (k) The Company has good and sufficient title to all property described or referred to in the Mortgage and purported to be conveyed thereby, subject only to the lien of the Mortgage and permitted liens as therein defined (except as to property released from the lien of

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the Mortgage in connection with the sale or other disposition thereof, and certain other exceptions which are not material in the aggregate). The Mortgage has been duly filed for recordation in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage. The Mortgage constitutes a valid, direct first mortgage lien on substantially all property (including franchises) now owned by the Company, except property expressly excepted by the terms of the Mortgage, subject to permitted liens as defined therein. The Mortgage will constitute a valid, direct first mortgage lien on all property of the character of that now subject to the lien of the Mortgage hereafter acquired by the Company, subject to permitted liens as defined in the Mortgage, and to liens, if any, existing or placed on such after-acquired property at the time of the acquisition thereof.

          (l) The financial statements included or incorporated by reference in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the respective dates and for the respective periods specified and, except as otherwise stated in the Final Memorandum, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The Company has no material contingent obligation which is not disclosed in the Final Memorandum.

          (m) Except as set forth in or contemplated by the Final Memorandum, no material transaction has been entered into by the Company otherwise than in the ordinary course of business and no materially adverse change has occurred in the condition, financial or otherwise, of the Company, in each case since the respective dates as of which information is given in the Final Memorandum.

          (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum.

          (o) Each significant subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; all of the issued and outstanding capital stock of each significant subsidiary has been duly and validly issued and is fully paid and nonassessable; and all of the capital stock of each significant subsidiary is owned by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

          (p) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its significant subsidiaries required to be disclosed in the Final Memorandum which is not adequately disclosed in the Final Memorandum.

          (q) The franchise granted to the Company by the City Council of the City of Chicago under an ordinance effective January 1, 1992, is valid and subsisting and duly authorizes the Company to engage in the electric utility business conducted by it in such City. The several franchises of the Company outside the City of Chicago are valid and subsisting and authorize the Company to carry on its utility business in the several communities, capable of granting franchises, located in the territory served by the Company outside the City of Chicago (with immaterial exceptions).

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          (r)  PricewaterhouseCoopers LLP, the accountants who certified certain of the financial statements included or incorporated by reference in the Final Memorandum, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.261% of the principal amount thereof, plus accrued interest, if any, from March 13, 2002 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 13, 2002, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

     4. OFFERING BY INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company, which agreement shall be confirmed by such Initial Purchaser's purchase of the Securities, that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5.   AGREEMENTS. The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

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          (b)  The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Final Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 6.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers without charge in such quantities as you may reasonably request.

          (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits (other than those arising out of the offering or sale of the Securities) in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) From the date hereof through the third anniversary of the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) None of the Company, any of its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (g) None of the Company, any of its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the

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Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) None of the Company, any of its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities.

          (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company will not for a period of 14 days following the Execution Time, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, or announce the offering of, any long-term debt securities issued or guaranteed by the Company (other than the Securities) provided, however, that the foregoing shall not be deemed to prevent the Company from entering into a loan agreement with the Illinois Development Finance Authority ("IDFA"), and issuing a first mortgage bond as collateral security for its obligations under such loan agreement, in connection with the contemplated offering and sale of $100,000,000 aggregate principal amount of Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2002 due April 15, 2013.

          (l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Supplement and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee;
(ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Memorandum, and all amendments or supplements to it, as may, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and

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expenses of the Company's accountants and counsel (including local and special counsel); (ix) the fees and expenses of any rating agencies rating the Securities and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

     6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) Sidley Austin Brown & Wood, counsel for the Company, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to each of the Representatives and its counsel.

          (b) The Representatives shall have received from Winston & Strawn, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Mortgage, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (d) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

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          (e)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (f) On the Closing Date, (i) the Securities shall be rated "A3" by Moody's Investors Service, Inc. and "A-" by Standard & Poor's Rating Services, and the Company shall have delivered to the Representatives evidence satisfactory to the Representatives confirming that the Securities have such ratings, and (ii) since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's first mortgage bonds or commercial paper by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

          (g) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement duly executed and delivered by the Company and such agreement shall be in full force and effect according to its terms at all times from and after the Closing Date.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i) If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at Sidley Austin Brown & Wood, 10 South Dearborn Street, Suite 5500, Chicago, Illinois 60603, on the Closing Date.

     7. REIMBURSEMENT OF EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement

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herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein; PROVIDED, FURTHER, that the foregoing indemnity with respect to any untrue statement contained in or omission from the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or any of the directors, officers, employees and agents of such Initial Purchaser or any person controlling such Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Memorandum (or the Final Memorandum as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum (or the Final Memorandum as so amended or supplemented if the Company shall have furnished any amendments or supplements thereto), and it is finally judicially determined that such delivery was required to be made under the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only

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with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, and, under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum, (i) the fourth sentence of the fifth paragraph related to market-making activities; (ii) the sixth paragraph related to stabilization, syndicate covering transactions and penalty bids; (iii) the seventh paragraph related to Internet distributions; and (iv) the eighth paragraph related to affiliates of one of the Initial Purchasers, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder; PROVIDED, FURTHER, that each Initial Purchaser's obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, director, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

     9. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time after the date hereof and prior to the delivery of and payment for the Securities (i) trading in Exelon Corporation's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     11. INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.:
(212) 816-7912) and confirmed to Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Exelon Corporation, 10 South Dearborn Street, 37th Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, Attention:
Vice President and Treasurer (fax no.: (312) 394-5440) and confirmed to the General Counsel of Exelon Corporation (fax no.: (312) 394-2900).

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation
D.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Regulation D" shall mean Regulation D under the Act.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                           Very truly yours,

                                           COMMONWEALTH EDISON COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.

By: SALOMON SMITH BARNEY INC.


By:
    ---------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                                  Principal
                                                                  Amount of
                                                                  Securities
                                                                    to be
Initial Purchasers                                                Purchased
------------------                                                ---------
J.P. Morgan Securities Inc................................     $ 140,000,000
Salomon Smith Barney Inc..................................       140,000,000
ABN AMRO Incorporated.....................................        24,000,000
BNP Paribas Securities Corp. .............................        24,000,000
BNY Capital Markets, Inc. ................................        24,000,000
First Union Securities, Inc. .............................        24,000,000
Scotia Capital (USA) Inc. ................................        24,000,000
                                                               -------------
               Total......................................     $ 400,000,000